UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
____________________

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 27, 2011

GENERAL EMPLOYMENT ENTERPRISES, INC.
(Exact name of registrant as specified in its charter)

Illinois	1-05707	36-6097429
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Tower Lane, Suite 2200, Oakbrook Terrace, Illinois	60181
(Address of principal executive offices)	(zip code)

Registrant’s telephone number, including area code: (630) 954-0400

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

(a)           As previously disclosed by General Employment Enterprises, Inc. (the “Company”) in its current report on Form 8-K filed with the Securities and Exchange Commission on June 23, 2010, the Company received a deficiency letter from NYSE Amex LLC (the “Exchange”) on June 17, 2010 indicating that the Company did not meet certain of the Exchange’s continued listing standards as set forth in the NYSE Amex Company Guide (the “Company Guide”).  Specifically, the letter provided notice that the Company was not in compliance with Section 1003(a)(i) of the Company Guide because it had stockholders’ equity of less than $2,000,000 and losses from continued operations and net losses in two out of its three most recent fiscal years.

The Company was afforded the opportunity to submit a specific plan to achieve and sustain compliance with the Exchange’s continued listing requirements, and on July 14, 2010, August 17, 2010, August 19, 2010, August 26, 2010, September 8, 2010 and September 13, 2010, the Company presented its plan and supporting documentation (the “Plan”) to the Exchange. The Company received notice from Exchange staff on September 24, 2010 indicating that the Exchange accepted the Plan and granted an extension until December 16, 2011 for the Company to regain compliance with the continued listing standards. The Company has continued its listing during the extension period, during which time the Company has been subject to periodic review by Exchange staff.

On January 27, 2011, the Company received an additional deficiency letter from the Exchange indicating that, based on a review of publicly available information, the Company is not in compliance with Section 1003(a)(ii) of the Company Guide because it had stockholders’ equity of less than $4,000,000 and losses from continuing operations and net losses in three out of its four most recent fiscal years.

At this time, the Company is not required to submit an additional plan of compliance in connection with the deficiency identified in the January 27, 2011 letter because the Plan, as accepted by the Exchange, demonstrates the Company’s ability to regain compliance with Section 1003(a)(ii) of the Company Guide.  The Company is required, however, to submit a written update to the Exchange by no later than February 3, 2011 detailing the current status of the initiatives outlined in the Plan.  The Company also has the option to supplement the Plan by no later than February 28, 2011 to address how it intends to regain compliance with Section 1003(a)(ii) of the Company Guide.  The Company currently intends to prepare and submit a written update to the Exchange detailing the current status of the initiatives outlined in the Plan within the time frame required by the Exchange.

If the Company is not in compliance with all of the Exchange’s continued listing standards within the required time period or does not make progress consistent with the Plan during the extension period, the Exchange staff will initiate delisting proceedings as appropriate.  The Company may appeal an Exchange staff determination to initiate delisting proceedings in accordance with Section 1010 and Part 12 of the Company Guide.  There can be no assurance that the Company will be able to successfully implement the Plan and return to compliance with the Exchange’s continued listing standards within the required time period.

Pursuant to Section 402 of the Company Guide, on January 31, 2011, the Company issued a press release disclosing the Company’s receipt of the letter and the other matters discussed herein.  A copy of the press release is attached as Exhibit 99.1 hereto and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

99.1	Press Release, dated January 31, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 31, 2011	GENERAL EMPLOYMENT ENTERPRISES, INC.

	By:	/s/ Salvatore J. Zizza
		Name:	Salvatore J. Zizza
		Title:	Chief Executive Officer